UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Retirement
On October 12, 2007, Caterpillar Inc. (the “Company”) announced the retirement of Mr. Gerald L. Shaheen, Group President of the Company, effective February 1, 2008, after 40 years of service to the Company.  A press release announcing Mr. Shaheen’s retirement was issued today by the Company and is attached as Exhibit 99.1 to this Form 8-K.

Election of Group Presidents
On October 10, 2007, the Company’s Board of Directors (the “Board”) elected Messrs. Richard P. Lavin and Edward J. Rapp each as Group President of the Company, bringing the total number of Company Group Presidents to six.  Both appointments are effective December 1, 2007.

Mr. Lavin has been serving the Company since 2004 as Vice President with responsibility for the Company’s Asia Pacific Operations.  Mr. Lavin also served as Vice President, Human Service Division from 2001 to 2004.  Mr. Lavin joined the Company in 1984 as an attorney in what is now the Legal Services Division.  In addition, during his employment with the Company, Mr. Lavin held several senior positions in Hong Kong, Bangalore, India and Tokyo, Japan.  Mr. Lavin received his Bachelors of Arts degree in Sociology/English from Western Illinois University in 1975, Juris Doctor from Creighton University in 1980 and LL.M in 1982 from Georgetown University. Mr. Lavin also completed a Brookings Institute business program.

Mr. Rapp has been serving the Company since 2004 as Vice President with global responsibility for the Building Construction Products Division.  Mr. Rapp also served as Vice President with responsibility for the Marketing Division for the Europe-Africa-Middle East (EAME) region.  Mr. Rapp joined the Company in 1979 as a pricing analyst and held various management positions within the Company, including positions in Johannesburg, South Africa and Geneva, Switzerland.  Mr. Rapp holds a Bachelors of Arts degree in finance from the University of Missouri-Columbia and is a graduate of the University of Illinois Executive Development program.  He is a board member for Mitsubishi/Cat Forklift JV and for NC State University, College of Management.  He is also on the Board of Advisors for the Raleigh Chamber of Commerce.

A press release announcing the appointment of Messrs. Lavin and Rapp was issued today by the Company and is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events

Organizational Changes
The following organizational changes will take place at the vice president level:

•	Retirement of Mr. William D. Mayo, former Vice President of the North America Commercial Division (“NACD”), effective February 1, 2008;
•	Mr. James J. Parker (formerly the Vice President, Power Systems and OEM Solutions Divisions) will replace Mr. Mayo as Vice President, NACD, effective December 1, 2007;
•	Ms. Mary H. Bell (formerly, Vice President, Logistics Division) will replace Mr. Edward J. Rapp as Vice President, Building Construction Products Division, effective December 1, 2007.

Election of Vice Presidents
On October 10, 2007, the Board elected the following Vice Presidents, effective December 1, 2007:

•	Election of Mr. Stephen J. Larson to replace Ms. Bell as Vice President, Logistics Division;
•	Election of Mr. Thomas J. Bluth to replace Mr. Richard P. Lavin as Vice President, Asia Pacific Operations; and
•	Election of Mr. Richard J. Case as Vice President of the newly formed Marine and Petroleum Power Division.

Formation of New Engine Division
The Company will form a new division to be known as the Marine and Petroleum Power Division.  The new division will be responsible for sales and product support for the global marine business, serving customers and Caterpillar dealers around the world.  This will include MaK brand products and MaK manufacturing operations in Germany and China.  This new division will provide intense focus for Caterpillar dealers and customers operating in the petroleum industry around the world.

Reorganization of the Engine Business
The creation of the new Marine and Petroleum Power Division also coincides with other organizational changes in Caterpillar’s engine business as the Company continues to align its operations, marketing and sales efforts to better serve our customers.

As part of this reorganization, Caterpillar’s On-Highway Engine Marketing Division, which now reports to Mr. James J. Parker, will move to Mr. Gary L. Stroup, Caterpillar Vice President with responsibility for the Large Power Systems Division.  This move will bring all on-highway truck manufacturing operations and sales and marketing efforts into a single division.

The details of Mr. Mayo’s retirement and the appointments and changes in the responsibilities of certain officers and the reorganization of the engine business are provided in the press release issued today by the Company, which is attached as Exhibit 99.2 to this form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
99.1
Caterpillar Inc. Press Release dated October 12, 2007, announcing the retirement of Mr. Gerald L. Shaheen and the election of Messrs. Richard P. Lavin and Edward J. Rapp as Group Presidents, and the realignment of the Executive Office responsibilities.

99.2
Caterpillar Inc. Press Release dated October 12, 2007, announcing the retirement of Mr. William D. Mayo; elections and changes in the responsibilities of certain vice presidents; and reorganization of Caterpillar Inc.’s engine business.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 12, 2007	By:	/s/ James B. Buda
James B. Buda
Vice President